                                                                    EXHIBIT 10.9

                                  INFLOW, INC.
                         DATA CENTER SERVICES AGREEMENT



          This Data Center Services Agreement ("Agreement") is made and entered into on this ___ day of ___________, 19__ ("Effective Date") by and between InFlow, Inc., a Delaware corporation doing business in Colorado as InflowNet, Inc. ("INFLOW") with a principal place of business at 1860 Lincoln Street #305, Denver, CO 80295 and _____________________, a ________________________________
corporation ("Customer") with a principal place of business at
___________________________________________________.

          WHEREAS, INFLOW provides colocation services in the telecommunications market at its data center located at 1860 Lincoln Street, Suite 305, Denver, Colorado 80296 (the "Data Center");

          WHEREAS, INFLOW desires to provide Customer with, and Customer desires to receive, services at the Data Center for Customer's telecommunications equipment, as provided herein;

          WHEREAS, Customer will be entitled to house telecommunications equipment at a specific location within the Data Center, as provided herein;

          WHEREAS, Exhibit A to this Agreement identifies the services that
                   ---------
INFLOW will provide to Customer, subject to the terms of this Agreement;

          WHEREAS, INFLOW and Customer may, from time to time after the date hereof, execute one or more modifications of this Agreement, in the form attached as Exhibit E, to change the services that INFLOW will provide to
            ---------
Customer (collectively, the "Service Change Forms");

          NOW, THEREFORE, the parties hereto agree as follows:

          1. SERVICES AND CUSTOMER EQUIPMENT. Subject to the terms and conditions of this Agreement, during the term of this Agreement:

               a. Data Center Services. INFLOW will provide to Customer the services described in Exhibit A, as modified by any Service Change
                                ---------
          Forms (the "Data Center Services").

               b. Customer Area. The "Customer Area" will mean the location within the Data Center that INFLOW designates for placement of Customer Equipment.

               c. Customer Equipment. As part of the Data Center Services, Customer will have a license to install, maintain, use, operate, monitor, repair and replace in the Customer Area the equipment set forth in Exhibit B (the "Customer Equipment"). Customer may not use
                   ---------
          the Customer Area for any other purpose. Customer has not been granted any real property interest in the Customer Area or any other portion of INFLOW's premises.

               d. Service Change Forms. INFLOW and Customer may agree to execute one or more Service Change Forms at any time and from time to time after the date of this Agreement. Any such Service Change Forms shall be incorporated into this Agreement and shall become a part hereof. In the event of any discrepancies between this Agreement, any Service Change Form and any subsequent Service Change Form, regarding the Data Center Services or otherwise, the Service Change Form with the most recent date shall control. Nothing in this paragraph or any other provision of this Agreement shall obligate INFLOW or Customer to agree to any Service Change Form. Each party shall have the absolute right to refuse any proposal to change the terms of this Agreement as they exist now or at any future time.

          2. FEES AND BILLING. Customer will pay INFLOW all fees and charges set forth below for the Data Center Services provided hereunder. All payments required by this Agreement are exclusive of sales tax and other federal, state, municipal or other governmental taxes now in force or enacted in the future, all of which Customer will be responsible for and will pay in full except for any federal or state income taxes payable by INFLOW.

               a. Installation Fees. Customer will pay all installation fees identified in Exhibit A on the Installation Payment Date as set forth
                        ---------
          in Exhibit A or fifteen calendar days after any Customer Equipment has
             ---------
          been placed within the Data Center, whichever date is earlier. Customer shall pay all installation fees identified in any Service Change Form within thirty (30) days of the date of invoice therefor, or as otherwise agreed in such Service Change Form.

               b. Usage Fees and Other Charges. Customer shall pay recurring fees for Data Center Services from and after the earlier to occur of
          (i) the "Installation Date" indicated in Exhibit A, regardless of
                                                   ---------
          whether Customer has commenced use of the Data Center Services, unless Customer is unable to install the Customer Equipment by the Installation Date due to a default by INFLOW, in which case billing will not begin until the date INFLOW has remedied such default and
          (ii) the date the Customer Equipment is placed in the Customer Area. In the event that any Service Change Form specifies additional Data Center Services, Customer will pay for such additional services from and after the date INFLOW first provides such additional Data Center Services to Customer or as otherwise agreed in such Service Change Form.

               c. Billing and Payment Terms. Customer will be billed monthly, in arrears, for recurring fees for the provision of Data Center Services, and payment of such fees and charges will be due within thirty (30) days of the date of each INFLOW invoice. All payments will be made in U.S. dollars. Late payments hereunder will accrue interest at a rate of one and one-half percent (1 1/2%) per month, or the highest rate allowed by applicable law, whichever is lower. If Customer makes a late payment hereunder or if in its judgement INFLOW determines that Customer is not creditworthy or is otherwise not financially secure, INFLOW will have the right, upon written notice to Customer, to require full payment before the provision of Data Center Services or other assurances to secure Customer's payment obligations hereunder.

          3. RIGHTS AND OBLIGATIONS

               a. Compliance with Law and Rules and Regulations. Customer will comply at all times with all applicable laws and regulations with respect to the Customer Equipment and Customer's use thereof. Customer will also comply at all times with INFLOW's general rules and regulations relating to its provision of Data Center Services, as initially set forth in Exhibit D and as updated by INFLOW from time to
                                 ---------
          time (the "Rules and Regulations"). Customer acknowledges that INFLOW exercises no control whatsoever over the content of information passing through the Customer Equipment and equipment and facilities used by INFLOW to provide Data Center Services, and that it is the sole responsibility of Customer to ensure that the information it transmits and receives complies with all applicable laws and regulations.

               b. Customer's Costs. INFLOW will be responsible only for those costs incurred by INFLOW to provide the Data Center Services pursuant to this Agreement. Customer agrees that it will be solely responsible for all costs and expenses that it incurs in connection with this Agreement and the Customer Equipment.

               c. Access and Security. INFLOW will provide three (3) security system badges to Customer for entry into the Data Center. INFLOW will provide Customer with one (1) key for each of the Customer Cabinets and will maintain a spare at the Data Center. Customer will give written notice to INFLOW of the individuals who are authorized by Customer to have access to the Customer Area (the "Permitted Individuals"). INFLOW will maintain a list of the Permitted Individuals and will have the right to limit Customer's access to the Data Center solely to the Permitted Individuals. Subject to the terms of this Agreement and the Rules and Regulations, the Permitted Individuals will have access to the Customer Area at all times. While in the Data Center, each individual representing or otherwise entering for or on behalf of Customer (each, a "Representative") will comply at all times with the terms of this Agreement and with all of the Rules and Regulations. Without limiting the foregoing, each Representative will comply with INFLOW's security and safety procedures, including without limitation, sign-in, identification and escort requirements. INFLOW may refuse entry to, or require the immediate departure of, any individual who (i) is disorderly, (ii) has failed to comply with this Agreement or the Rules and Regulations, or (iii) has failed to comply with any of INFLOW's other procedures and requirements after being notified of them.

               d. No Competitive Services. Customer may not at any time permit any Data Center Services to be utilized for the provision of any services that compete with any INFLOW services, without INFLOW's prior written consent.

               e. Interconnection. Unless expressly authorized pursuant to the prior written consent of INFLOW, Customer will not interconnect its equipment with equipment or services of other entities within the Data Center or another INFLOW data center.

               f. Damage Prevention. Customer and its Representatives will refrain from using any facilities, equipment, tools, materials, apparatus, or methods that, in INFLOW's sole judgment, might cause damage to the Data Center or otherwise interfere with INFLOW operations or the equipment or operations of any other INFLOW customer. INFLOW reserves the right to take any reasonable action to prevent harm to the services, personnel or property of INFLOW (and its affiliates, vendors, and customers).

               g. Safeguarding of Tools. Customer's Representatives may bring small tools and portable test equipment into the Data Center provided that they remove the same upon their departure from the Data Center. Customer will be responsible for the care and safeguarding of all such tools and test equipment. Customer's Representatives may not bring any other equipment, material, or apparatus into the Data Center without INFLOW's prior written consent. In particular, and without limiting the foregoing, Customer's Representatives may not bring into the Data Center any of the following: wet cell batteries, explosives, flammable liquids or gases, alcohol, controlled substances, weapons, cameras, and similar equipment and materials.

               h. Inspection. INFLOW and its designees may inspect or observe Customer's equipment (including, but not limited to, the Customer Equipment) at any time. If the Customer Equipment is in a security enclosure, Customer will furnish INFLOW with the appropriate keys or information needed to enter the enclosure.

               i. Security Procedures. INFLOW will (i) establish security procedures which it determines are appropriate and cost effective to monitor and control access to the Data Center, and (ii) make reasonable efforts to enforce such procedures.

               j. Temperature. INFLOW will (i) monitor the temperature in the Data Center at reasonable intervals, and (ii) undertake such measures as it determines are appropriate and cost-effective to generally maintain a temperature in the Data Center of no more than seventy (70) degrees Fahrenheit.

          4. INSURANCE

               a. Minimum Levels of Customer's Insurance. During the term of this Agreement, Customer will keep in full force and effect: (i) comprehensive general liability insurance in an amount not less than one million dollars ($1,000,000) per occurrence for bodily injury and property damage; (ii) employer's liability insurance; (iii) workers' compensation insurance in an amount not less than that required by applicable law; and (iv) all risk casualty insurance covering the Customer Equipment in the amount of its full replacement value. Customer also agrees that it will maintain, and will be solely responsible for ensuring that its agents (including contractors and subcontractors) maintain, other insurance at levels no less than those required by applicable law and customary in Customer's and its agents' industries. Each policy must contain a provision that the insurance policy, and the coverage that it provides, will be primary and noncontributing with respect to any policies carried by INFLOW.

               b. Minimum Levels of INFLOW's Insurance. During the term of this Agreement, INFLOW will keep in full force and effect: (i) comprehensive general liability insurance in an amount not less than one million dollars ($1,000,000) per occurrence for bodily injury and property damage; (ii) employer's liability insurance; (iii) workers' compensation insurance in an amount not less than that required by applicable law; and (iv) all risk casualty insurance covering INFLOW's personal property and premises in the building in the amount of its full replacement value.

               c. Naming INFLOW as an Additional Insured. Customer agrees that prior to the installation of any Customer Equipment, Customer will cause its insurance provider(s) to name INFLOW as an additional insured and notify INFLOW in writing of the effective date thereof

               d. Evidence of Insurance. Prior to installation of any Customer Equipment in the Customer Area, Customer will furnish INFLOW with certificates of insurance which evidence the minimum levels of insurance set forth above. Customer will provide INFLOW at least thirty (30) days advance written notice of any termination, cancellation, or material change in coverage.

               e. Acceptable Insurance Companies. All of the insurance required in this Agreement will be issued by responsible insurance companies authorized to issue insurance in Colorado rated B VII or higher by Best's Insurance Rating Service, or an equivalent rating if Best's rating system is changed or discontinued.

               f. Waiver of Right of Recovery; Waiver of Subrogation. Neither party, nor its officers, directors, shareholders, employees, agents or invitees, will be liable to the other party or to any insurance company insuring the other party (by way of subrogation or otherwise) for any loss or damage to its equipment or property within the Data Center, or for loss of business revenue or extra expense arising out of or related to its equipment or property within the Data Center. The foregoing waiver applies to the extent the loss or damage is covered by: (i) the injured party's insurance; or (ii) the insurance the injured party is required to carry under this Agreement, whichever is greater.

          5. CONFIDENTIAL INFORMATION

               a. Confidential Information. Each party acknowledges that it may have access to certain confidential information of the other party concerning the other party's business, plans, customers, technology, and products, including the terms and conditions of this Agreement ("Confidential Information"). Confidential Information will include, but not be limited to, each party's proprietary software and customer information. Each party agrees that it will not use in any way, for its own account or the account of any third party, except as expressly permitted by this Agreement, nor disclose to any third party (except as required by law or to that party's attorneys, accountants and other advisors as reasonably necessary and subject to the confidentiality provision hereof), any of the other party's Confidential Information and will take reasonable precautions to protect the confidentiality of such information.

               b. Exceptions. Information will not be deemed Confidential Information hereunder if such information: (i) is rightfully known to the receiving party prior to receipt from the disclosing party directly or indirectly from a source other than one having an obligation of confidentiality to the disclosing party; (ii) becomes known (independently of disclosure by the disclosing party) to the receiving party directly or indirectly from a source other than one having an obligation of confidentiality to the disclosing party; (iii) becomes publicly known or otherwise ceases to be secret or confidential, except through a breach of this Agreement by the receiving party; or (iv) is independently developed by the receiving party.

          6. REPRESENTATIONS AND WARRANTIES

               a. Warranties by Customer

                    i. Customer Equipment. Customer represents and warrants that it owns or has the legal right and authority, and will continue to own or maintain the legal right and authority during the term of this Agreement, to place and use the Customer Equipment as contemplated by this Agreement. ii. Customer's Business. Customer represents and warrants that Customer's services, products, materials, data, information and Customer Equipment used by Customer in connection with this Agreement as well as Customer's and its permitted customers' and users' use of the Data Center Services (collectively, "Customer's Business") does not as of the Installation Date, and will not during the term of this Agreement operate in any manner that would violate any applicable law or regulation.

                    iii. Rules and Regulations. Customer has read the Rules and
               Regulations and represents and warrants that Customer and Customer's Business are currently in full compliance with the Rules and Regulations, and will remain so at all times during the term of this Agreement.



               b. Warranties and Disclaimers by INFLOW

                    i. Service Level Warranty. INFLOW's warranty for providing
               Data Center Services to Customer is set forth in Exhibit C.
                                                                ---------
               INFLOW's maintenance of the Data Center and Data Center Services, as described in paragraph 18 of the Rules and Regulations, will not be deemed to be a failure of INFLOW to provide Data Center Services under the warranty in Exhibit C. The warranty in Exhibit
                                              ---------                  -------
               C does not apply to any Data Center Services that expressly
               -
               exclude such warranty. Exhibit C sets forth Customer's sole and
                                      ---------
               exclusive remedy for any failure by INFLOW to provide Data Center Services.

                    ii. No Other Warranty. EXCEPT FOR ANY EXPRESS WARRANTY SET
               FORTH IN EXHIBIT C, THE DATA CENTER SERVICES ARE PROVIDED ON AN
                        ---------
               "AS IS" BASIS, AND CUSTOMER'S USE OF THE DATA CENTER SERVICES IS AT ITS OWN RISK. INFLOW DOES NOT MAKE, AND HEREBY DISCLAIMS, ANY AND ALL OTHER EXPRESS AND/OR IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT AND TITLE, AND ANY WARRANTIES ARISING FROM A COURSE OF DEALING, USAGE, OR TRADE PRACTICE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, INFLOW DOES NOT WARRANT THAT THE DATA CENTER SERVICES WILL BE UNINTERRUPTED, ERROR-FREE, OR SECURE.

                    iii. Actions of Third Party. Without limiting the foregoing disclaimer, Customer specifically acknowledges that INFLOW's network services beyond its Data Center premises are provided or controlled by third parties. At times, actions or inactions caused by these third parties can produce situations in which INFLOW's customers' connections to telecommunication networks (or portions thereof) may be impaired or disrupted. Although INFLOW will use commercially reasonable efforts to take any actions it deems appropriate to remedy and avoid such events, INFLOW cannot guarantee that they will not occur. Accordingly, so long as INFLOW acts in a commercially reasonable manner as described above, INFLOW will have no liability whatsoever resulting from or related to such events.

          7. LIMITATIONS OF LIABILITY

               a. Personal Injury. Each Representative visiting the Data Center does so at its own risk and INFLOW will have no liability whatsoever for any harm to such persons resulting from any cause other than INFLOW's gross negligence or willful misconduct resulting in personal injury to such persons during such a visit.

               b. Damage to Customer Equipment or Business. INFLOW will have no liability for any damage to, or loss relating to, the Customer Equipment or Customer's Business resulting from any cause whatsoever.

               c. Exclusions. Except as specified in Sections 7(a) and 7(b)
                                                     -------------     ----
          above, in no event will INFLOW be liable to Customer, any Representative, or any third party for any claims arising out of or related to this Agreement, Customer Equipment, Customer's Business or otherwise, and any lost revenue, lost profits, replacement goods, loss of technology, rights or services, incidental, punitive, indirect or consequential damages, loss of data, or interruption of loss of use of service or of any Customer Equipment or Customer's Business, even if advised of the possibility of such damages, whether under theory of contract, tort (including negligence), strict liability or otherwise.

               d. Customer's Insurance. Customer agrees that it and its Representatives will not pursue any claims against INFLOW for any liability INFLOW may have under or relating to this Agreement until Customer first makes claims against Customer's insurance provider(s) and such insurance provider(s) finally resolve(s) such claims. Customer waives its right of recovery against INFLOW (and waives the subrogation right of its insurance provider(s)) to the extent such claims are covered by (i) Customer's insurance, or (ii) the insurance Customer is required to carry under this Agreement, whichever is greater.

               e. Basis of the Bargain; Failure of Essential Purpose. Customer acknowledges that INFLOW has set its prices and entered into this Agreement in reliance upon the limitations of liability and the disclaimers of warranties and limitations on damages set forth in this Agreement, and that the same form an essential basis of the bargain between the parties. The parties agree that the limitations and exclusions of liability and disclaimers specified in this Agreement will survive and apply even if found to have failed of their essential purpose.

          8. INDEMNIFICATION.

               a. INFLOW's Indemnification of Customer. INFLOW will indemnify, defend and hold Customer harmless from and against any and all costs, liabilities, losses, damages and expenses (including, but not limited to, reasonable attorneys' fees) (collectively, "Losses") resulting from any claim, suit, action, or proceeding (each, an "Action") brought against Customer alleging (i) the infringement of any third party registered U.S. copyright or issued U.S. patent resulting from the provision of Data Center Services pursuant to this Agreement (but excluding any infringement contributorily caused by Customer's Business or Customer Equipment) and (ii) personal injury to a Representative from INFLOW's gross negligence or willful misconduct.

               b. Customer's Indemnification of INFLOW. Customer will indemnify, defend and hold INFLOW, its affiliates and customers harmless from and against any and all Losses suffered by, or resulting from or arising out of any Action brought by or against, INFLOW, its affiliates or customers alleging: (i) with respect to the Customer's Business; (A) infringement or misappropriation of any intellectual property rights;
          (B) defamation, libel, slander, obscenity, pornography, or violation of the rights of privacy or publicity; or (C) spamming, or any other offensive, harassing or illegal conduct; (ii) any damage or destruction to the Customer Area, the Data Center or the equipment of INFLOW or any other customer by the Customer Equipment, any Representative, or any other action or inaction of Customer; (iii) any other damage arising from the Customer Equipment or Customer's Business; (iv) any violation of law or regulation by Customer or its Representatives; or (v) any violation of this Agreement or the Rules and Regulations by Customer or its Representatives.

               c. Notice. Each party will provide the other party prompt written notice of the existence of any such event of which and when it becomes aware, and an opportunity to participate in the defense thereof.

          9. TERM. The term of this Agreement will commence on the Effective Date and continue for an initial term of _______ (__) year(s) from the Effective Date unless modified by a Service Change Form. At the expiration of this initial term, this Agreement will automatically renew for successive terms of one (1) year subject to Customer's acceptance of INFLOW's then current fees, unless notice of non-renewal is given by either party no less than ninety (90) days before expiration of the term. Customer will be deemed to have accepted INFLOW's then current fees for any successive term unless Customer gives notice to INFLOW of its rejection of any increase in fees no later than ten (10) days after Customer receives notice thereof.


          10. DEFAULT AND REMEDIES.

               a. Default by INFLOW. The occurrence of any of the following will be a "Default" by INFLOW: (i) INFLOW fails to perform or observe any of its obligations under this Agreement after a period of thirty (30) days after receiving notice from Customer of such failure; or (ii) INFLOW's insolvency or liquidation as a result of which INFLOW ceases to do business for a continuous period of at least one (1) month.

               b. Default by Customer. The occurrence of any of the following will be a "Default" by Customer: (i) Customer fails to pay, when due, any fees or charges owing to INFLOW under this Agreement; or (ii) Customer fails to perform or observe its obligations under any of the following provisions of this Agreement: Section 3(c) (Access and
                                                  ------------
          Security), Section 3(d) (No Competitive Services), Section 3(e)
                     ------------                            ------------
          (Interconnection), Section 3(f) (Damage Prevention); Section 5(a)
                             ------------                      ------------
          (Confidential Information); or (iii) Customer breaches any representation or warranty made by Customer in this Agreement; or (iv) Customer fails to perform or observe any of its other obligations under this Agreement after a period of thirty (30) days after receiving notice from INFLOW of such failure; or (v) Customer's insolvency or liquidation as a result of which Customer ceases to do business for a continuous period of at least one (1) month.

               c. Customer's Remedies for Default by INFLOW. If INFLOW commits a Default, Customer will be entitled, at its election, to terminate this Agreement or seek any available remedies at law or in equity. Customer's right of recovery for any such Default will be limited as elsewhere provided in this Agreement, including, without limitation,
          Section 7 and Exhibit C. Notwithstanding anything to the contrary in
          ---------     ---------
          this Agreement, INFLOW's maximum aggregate liability to Customer related to or in connection with this Agreement will be limited to the total amount paid by Customer to INFLOW hereunder for the prior twelve
          (12) month period.

               d. INFLOW's Remedies for Default by Customer. If Customer commits a Default, INFLOW will be entitled, at its election, to exercise any one or more of the following remedies, then or at any time thereafter:
          (i) to exercise any remedy for such Default set forth elsewhere in this Agreement; (ii) to pursue any remedy available at law or in equity, (iii) to terminate this Agreement; (iv) to suspend Data Center Services; and (v) to remove any or all of the Customer Equipment and any other property of Customer to the extent reasonably necessary to ensure compliance with any law or regulation or to prevent harm to the business or equipment of INFLOW or any of its customers.



          11. OTHER PROVISIONS.

               a. Non-Assignment. Customer will not be permitted to assign this agreement in whole or in part without INFLOW's prior written consent, which will not be unreasonably withheld. Any assignment in violation of the foregoing restriction will be null and void. Except as restricted above, this Agreement will be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

               b. Independent Contractors. The parties will have the status of independent contractors, and nothing in this Agreement will be deemed to place the parties in the relationship of employer-employee, principal-agent, or partners or in a joint venture.

               c. Non-Waiver. Failure of either party to enforce any of its rights hereunder will not be deemed to constitute a waiver of its future enforcement of such rights or any other rights.

               d. Severability. If any provision of this Agreement is held to be invalid, illegal, or unenforceable under present or future laws, such item will be struck from the Agreement; however, such invalidity or enforceability will not affect the remaining provisions or conditions of this Agreement. The parties will remain legally bound by the remaining terms of this Agreement, and will strive to reform the Agreement in a manner consistent with the original intent of the parties.

               e. Force Majeure. Either party will be excused from any delay or failure in performance hereunder caused by reason of any occurrence or contingency beyond its reasonable control, including but not limited to, acts of God, earthquake, labor disputes and strikes, riots, war, and governmental requirements. The obligations and rights of the party so excused will be extended on a day-to-day basis for the period of time equal to that of the underlying cause of the delay.

               f. Governing Law; Jurisdiction. This Agreement will be interpreted and enforced according to the laws of the State of Colorado. INFLOW and Customer hereby consent and submit to the personal jurisdiction of the State and federal courts of the State of Colorado.

               g. Integration. This Agreement expresses the complete and final understanding of the parties with respect to the subject matter hereof, and supersedes all prior communications between the parties, whether written or oral with respect to the subject matter hereof. No modification of this Agreement will be binding upon the parties hereto, unless evidenced by a writing duly signed by authorized representatives of the respective parties hereto.

               h. Exhibits Incorporated. All Exhibits to this Agreement are incorporated herein and made a part hereof as if fully set forth herein.

               i. Notices. All notices or other instruments or communications provided for under this Agreement will be in writing, signed by the party giving the same, and will be deemed properly given and received
          (i) on the next business day after deposit for overnight delivery by an overnight courier service such as Federal Express or (ii) three (3) business days after mailing, by registered or certified mail, return receipt requested. All such notices or other instruments will be furnished with delivery or postage charges prepaid addressed to the party at the address set forth below or such other address as such party may designate by notice to the other party.


          If to INFLOW:

          General Manager
          INFLOW Inc.
          1860 Lincoln Street, Suite 305
          Denver, CO 80295

          with a copy to:

          Legal Department
          INFLOW, Inc.
          1860 Lincoln Street, Suite 305
          Denver, CO 80295

          If to Customer:

          -----------------------------

          -----------------------------

          -----------------------------

          -----------------------------


          AGREED AND ACCEPTED AS OF THE DATE SET FORTH
          ABOVE:



          CUSTOMER:

          __________________, a ____________ corporation





          By:
             ------------------------------------------------------
                           (Authorized Signature)


          Name:
               ----------------------------------------------------

          Title:
                ---------------------------------------------------

          Date:
               ----------------------------------------------------



          INFLOW:

          InFlow, Inc., a Delaware corporation d/b/a InflowNet, Inc.



          By:
             ------------------------------------------------------
                           (Authorized Signature)


          Name:
               ----------------------------------------------------

          Title:
                ---------------------------------------------------

          Date:
               ----------------------------------------------------

                                    EXHIBIT A
                                    ---------

                   Initial SERVICES PROVIDED AND FEE SCHEDULE



Data Center Services

The "Installation Date" will be _____________________. The "Installation Payment Date" will be _____________.

INFLOW will provide the following services:

1.   Datacenter Space.


          a.   Cabinets. INFLOW will provide Customer _____ (__) cabinets to
               --------
               accommodate their equipment (the "Customer Cabinets") in accordance with this Agreement and the Rules and Regulations. Each cabinet shall be 84 inches high, contain up to three (3) fixed shelves, one (1) rolling shelf, front and rear-locking perforated doors, and one (I) eleven (11) port surge-protected power strip. In conjunction with Customer's Representatives, INFLOW will install the Customer Equipment in the Customer Cabinets and connect such Customer Equipment to building ground, electrical power circuits and telephony cabling in support of Customer's use of Data Center Services. Customer will ensure that the Customer Equipment will not place a load upon the floor of the Data Center that exceeds one hundred (100) pounds per square foot

          b.   Right of First Refusal. Customer will have a right of first
               ----------------------
               refusal for the ______ (__) additional cabinet locations that are numbered _______________________________ according to INFLOW's numbering scheme for the Data Center. Customer's right of first refusal for each cabinet location will be for a term of twelve
               (12) months. If INFLOW desires to make available to another customer a cabinet location subject to Customer's right of first refusal, INFLOW will notify Customer of such desire in writing. If Customer chooses to exercise its right of first refusal for such cabinet location, Customer will give written notice to INFLOW within ten (10) business days after Customer's receipt of INFLOW's notice. Customer will immediately thereafter become obligated for full payment for such cabinet location, at the same price as Customer then pays for its other cabinet locations under this Agreement. If Customer does not notify INFLOW within the time period required above, then Customer's right of first refusal for such cabinet location will terminate and INFLOW will have no further obligation whatsoever to Customer with respect thereto.

2. Network Circuits. Based upon Customer's written instructions, INFLOW will take the following actions to install Customer network circuits: (1) Provide data cable connections from the Customer Cabinets to the ingress point within the Data Center of_____________________________ ("Customer's Designated Carrier(s)"); (2) Submit network circuit order to Customer's Designated Carrier(s); (3) Confirm Customer's Designated Carrier's order number and scheduled installation date; (4) Coordinate circuit installation by Customer's Designated Carrier; (5) Confirm circuit operation by end-to-end or other testing procedures as may be appropriate; (6) Accept network circuit from Customer's Designated Carrier upon approval of Customer; and (7) Coordinate equipment (CS U, DSU, multiplexer, router, etc) installation necessary for network circuit installation.

     Based upon Customer's written instructions, INFLOW will monitor Customer network circuits for faults, notify Customer in the event of the detection of a fault and assist in troubleshooting fault and restoring service.

          a.   Network: Local Service(s). INFLOW will provide ______ (__)
               -------------------------
               [Carrier] DS-[#] local access circuit(s) for Customer application.

          b.   Network: Private Line(s). INFLOW will provide _____ (__)[Carrier]
               ------------------------
               DS-[#] point-to-point circuit(s) between Customer's cabinet and Customer's facility located at___________________________.

          c.   Network: Internet Service(s). INFLOW will provide____() [#]
               ----------------------------
               [M/kbps] Internet circuit(s) for Customer application. Customer shall at all times adhere to the Acceptable Use Policy located at [URL] as amended from time to time effective upon posting of the revised policy at the URL. Notwithstanding anything to the contrary contained herein, INFLOW may immediately take corrective action, including disconnection or discontinuance of Internet Services in the event of notice of possible violation by Customer of the Acceptable Use Policy

          d.   Network: Modem/Phone Circuit(s). INFLOW will provide ___ ()analog
               -------------------------------
               modem/phone circuits for Customer application.

          e.   Interconnection. INFLOW will provide data cable connections from
               ---------------
               Customer equipment to [Carrier] termination point within the Data Center as directed by Customer for direct billing by Carrier.

          f.   Network Interface(s). INFLOW will provide ______ (__)DS-[#]
               --------------------
               CSU-DSU(s) for Customer application.

3.   Power Circuits.

          a.   A/C Power Circuit(s). INFLOW will provide one 20 ampere (UPS and
               --------------------
               generator-protected) A/C electrical circuit with two (2) female receptacles for each Customer Cabinet.

          b.   B-Side A/C Power Circuit(s). INFLOW will provide _______(_) 20
               ---------------------------
               ampere B-side (LIPS and generator-protected) A/C electrical circuit(s) with two (2) female receptacles each for Customer application.

          c.   D/C Power Circuit(s). INFLOW will provide _______(_)______ ampere
               --------------------
               (UPS and generator-protected) D/C electrical circuit(s) with one
               (1) female receptacle each for Customer application.

          d.   B-Side D/C Power Circuit(s). INFLOW will provide ______(_)_____
               ---------------------------
               ampere B-side (UPS and generator-protected) D/C electrical circuit (s) with one (1) female receptacle each for Customer application.



4.   Technical Support Services.

          a.   Application Monitoring. Based upon Customer's written
               ----------------------
               instructions, INFLOW will monitor (__) Customer application test points. INFLOW will (1) Verify DNS server operation, (2) Verify FTP server operation, (3) Verify Mail server operation, (4) verify News server operation, (5) Ping a network device, (6) Verify connection to a service on a port, (7) Verify retrieval of a web page, and/or (8) Verify a web page transaction in order to monitor Customer application performance. INFLOW will notify the Customer by telephone, email or page of a failed test condition.

          b.   NT Server Monitoring. Based upon Customer's written instructions,
               --------------------
               INFLOW will monitor (__) Customer NT Servers. INFLOW will monitor
               (1) Percentage CPU utilization, (2) Disk space utilization, (3) Virtual memory utilization, (4) Process status, and/or (5) Web server load for each NT server. INFLOW will notify the Customer by telephone, email or page of a failed test condition.

          c.   UNIX Server Monitoring. Based upon Customer's written
               ----------------------
               instructions, INFLOW will monitor ____ (__) Customer Unix Servers. INFLOW will monitor (1) Percentage CPU utilization, (2) Disk space utilization, (3) Virtual memory utilization, (4) Process status, and/or (5) Web server load for each Unix server. INFLOW will notify the Customer by telephone, email or page of a failed test condition.

         d.    Managed Firewall Service. Based on Customer's approved security
               ------------------------
               policy, INFLOW will manage and monitor ______ () Checkpoint FireWall-l implementations. INFLOW will manage software updates and patches for the firewall and its host operating system, continuously monitor the firewall implementations and respond to security incidents in accordance with INFLOW's standard response procedures. This service includes Checkpoint FireWall- I and operating system software, host platform hardware and twenty (20) hours of security policy development consulting.

          e.   Technical Support. Based upon Customer's written instructions,
               -----------------
               INFLOW will provide first-level maintenance of Customer Equipment including: monitoring for faults, replacement of faulty plug-in type cards using spares provided by Customer, power-cycling of equipment, and fault isolation, logging and Customer notification based on pre-defined plans.

Fees and Charges. Fees for Data Center Services provided to Customer are identified below. Recurring fees are indicated for a calendar month of service.

-----------------------------------------------------------------------------------------------------------------------------------
     Services                          Installation Fee                               Usage Fee
===================================================================================================================================
 S   l.a. Cabinet Space (19")          $1,000 per cabinet.                            $1,000 per cabinet.
 p
 a        Cabinet Space (23")          $1,000 per cabinet.                            $1,100 per cabinet.
 c   ------------------------------------------------------------------------------------------------------------------------------
 e   1.b. Right of First Refusal       N/A                                            $200 per cabinet location.
===================================================================================================================================
     2.a. Local Service                [Based on Customer Designated Configuration]   [Based on Customer Designated Configuration]
 N   ------------------------------------------------------------------------------------------------------------------------------
 e   2.b. Private Line(s)              [Based on Customer Designated Configuration]   [Based on Customer Designated Configuration]
 t   ------------------------------------------------------------------------------------------------------------------------------
 w   2.c. Internet Service(s)          [Based on Customer Designated Configuration]   [Based on Customer Designated Configuration]
 o   ------------------------------------------------------------------------------------------------------------------------------
 r   2.d. Modem/Phone Circuit(s)       $0 per analog modem circuit.                   $50 per analog modem circuit.
 k   ------------------------------------------------------------------------------------------------------------------------------
     2.e. Interconnection              $0 per cable.                                  $40 per cable to non-zero-mile POP.
 C
 i                                                                                    $100 per cable to zero-mile POP for 0-1.5
 r                                                                                       Mbps connection.
 c
 u                                                                                    $500 per cable to zero-mile POP for 1.5+
 i                                                                                       Mbps connection.
 t   ------------------------------------------------------------------------------------------------------------------------------
 s   2.f. Network Interface(s)         [Based on Customer Designated Configuration]   [Based on Customer Designated Configuration]
===================================================================================================================================
 P C 3.a. A/C Power Circuit(s)         $100 per 20-Ampere A/C circuit.                $15 per A/C ampere based on running amperes.
 o i ------------------------------------------------------------------------------------------------------------------------------
 w r 3.b. B-Side A/C Power Circuit(s)  $100 per 20-Ampere A/C circuit.                $30 per 20-Ampere circuit.
 e c ------------------------------------------------------------------------------------------------------------------------------
 r u 3.c. D/C Power Circuit(s)         $400 per 20-Ampere D/C circuit.                $20 per D/C ampere based on running amperes.
   i ------------------------------------------------------------------------------------------------------------------------------
   t 3.d. B-Side D/C Power Circuit(s)  $400 per 20-Ampere D/C circuit.                $40 per 20-Ampere circuit.
   s
===================================================================================================================================
T S  4.a. Application Monitoring       $35 per 1-5 test points.                       $35 per 1-5  test points.
e u  ------------------------------------------------------------------------------------------------------------------------------
c p  4.b. NT Server Monitoring         $100 per server.                               $55 per server.
h p  ------------------------------------------------------------------------------------------------------------------------------
n o  4.c. UNIX Server Monitoring       $200 per server.                               $65 per server.
i r  ------------------------------------------------------------------------------------------------------------------------------
c t  4.d. Managed Firewall Service     $4,000 per firewall implementation.            $2,500 per firewall implementation.
a    ------------------------------------------------------------------------------------------------------------------------------
l S  4.e. Technical Support (Tier 1)   N/A                                            $100 per man-hour in 15 minute increments.
  e
  r
  v
  i
  c
  e
  s
-----------------------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT B
                                    ---------

                               CUSTOMER EQUIPMENT


The "Customer Equipment" permitted in the Customer Area is as follows. Customer shall be allowed to place additional equipment in the Customer Area with the prior approval of INFLOW.


                       [Insert Equipment Description Here]

                                    EXHIBIT C
                                    ---------

                             SERVICE LEVEL AGREEMENT


INFLOW's Service Level Agreement defines the performance criteria to which INFLOW will be held accountable, reporting methods and compensation in the event that performance levels are not met.


On-Time Provisioning
--------------------

Performance Criteria: All electrical and network connections for Customer's operations will be installed no later than the installation date and for Service Change Forms no later than 30 calendar days after the date the Service Change Form is signed by Customer.. Customer must have the network and power interface equipment supporting its equipment properly installed and functioning no later than the installation date. If Customer fails to meet such deadline, the deadline for INFLOW's performance under this paragraph will be extended until the date which is seven calendar days after Customer gives notice to INFLOW that its network and power interface equipment supporting its equipment is properly installed and functioning. Network provisioning service levels are only applicable if Customer purchases network connections through INFLOW.

Reporting Methods: INFLOW tracks the installation time within the Customer implementation schedule.

Compensation: In the event that INFLOW fails to meet the due date for provisioning, INFLOW will credit Customer's bill in an amount equal to the cabinet or network installation charges affected.

Network Availability
--------------------

Performance Criteria: The Customer's network connections from the cabinet interface to network carrier ingress point will be available 99.9% of the time each month. This service level does apply to INFLOW owned/provided equipment used to multiplex Customer's network connections. This service level does not apply to Customer owned/provided equipment in a cabinet or to network connections that are not made through INFLOW's cross connect switch.

Reporting Methods: INFLOW will provide to Customer a report showing the start time, stop time and duration of network outages no later than 15 calendar days after the end of each month. The network availability rate will be calculated based on dividing the total amount of time without network outages by the total amount of time in the month.

Compensation: In the event that INFLOW fails to meet the network availability service level, INFLOW will credit Customer's bill in the amount equal to one month of INFLOW's network charge to the Customer for the circuit(s) involved.

Power Availability
------------------

Performance Criteria: Power will be continuously available 100% of the time to Customer's cabinet interface each month. This service level does not apply to Customer owned/provided equipment in a cabinet.

Reporting Methods: INFLOW will provide to Customer a report showing the start time, stop time and duration of power outages no later than 15 calendar days after the end of each month. The power availability rate will be calculated based on dividing the total amount of time without power outages by the total amount of time in the month.

Compensation: In the event that INFLOW fails to meet the power availability service level, INFLOW will credit Customer's bill in the amount equal to 100% of one month's power usage (amperage) charge for the cabinet(s) involved.

Network Time to Restore
-----------------------

Performance Criteria: All network problems reported by Customer on average will be cleared within 4 hours. This service level does not apply to Customer owned/provided equipment in a cabinet or to network connections that are not made through INFLOW's cross connect switch.

Reporting Methods: INFLOW will provide to Customer a report showing the start time and restoration time for all network trouble tickets initiated during a service month no later than 15 calendar days after the end of that month. A simple mathematical average will be calculated for the durations of all trouble tickets.

Compensation: In the event that INFLOW fails to meet the network availability service level, INFLOW will credit Customer's bill in the amount equal to one month of INFLOW's network charge to the Customer for the circuit(s) involved.

Additional Conditions
---------------------

[Based on Customer Requirements]

                                    EXHIBIT D
                                    ---------


                              RULES AND REGULATIONS



GENERAL RULES AND REGULATIONS


1. All INFLOW Customers and their representatives, employees, contractors, agents and users of Customers' facilities are subject to these Rules and Regulations in connection with their use of INFLOW Data Center Services.

2.   All equipment installation activities must be approved by INFLOW.

3. Customer representatives shall not approach, handle, use, inspect or examine in any way any other equipment but their own.

4. Customer's use of the Data Center and the building in which it is located shall at all times comply with the rules and regulations promulgated by the owner of such building from time to time, a copy of which may be obtained from INFLOW.

5. Customer representatives shall not disclose the identity of any INFLOW clients.

6. The Data Center shall be kept neat and orderly at all times. Customer representatives shall remove all trash and debris upon departure from the Data Center. INFLOW shall have the right to remove and discard any trash and debris left in the Data Center in violation of the foregoing.

7. At conclusion of work being done in the Data Center, Customer shall ensure all cables are routed and dressed neatly in cabinets and all doors are closed and locked.


8. Use of freight elevator is available for large equipment delivery only with prior INFLOW approval.

9.   Dollies and carts are available for use with prior INFLOW approval.

10. Customer Equipment must be configured and run at all times in compliance with the manufacturer's specifications, including power outlet, power consumption and clearance requirements.

11. No sign, advertisement, notice or object shall be displayed by a Customer in or on the exterior of the Data Center walls, doors, ceilings, or racks without INFLOW's prior approval.

12. No Customer, nor any of Customer's representatives or visitors, shall at any time bring into or keep upon the Data Center premises any hazardous, inflammable, combustible, explosive or otherwise dangerous fluid, chemical or substance at any time.

13. No acids, vapors or other materials shall be discharged or permitted to be discharged into the waste lines, vents or flues of the Data Center.

14. Customer may not bring, or make use of, any of the following into the facility:
     food or drink, tobacco products, explosives, weapons, chemicals, illegal drugs, alcohol or other intoxicants, electro-magnetic devices, radioactive materials, photographic or recording equipment of any kind (other than tape back-up equipment).

15. INFLOW reserves the right to inspect all objects to be brought into or taken out of the Data Center and to exclude from the Data Center all objects which violate any of these Rules and Regulations. INFLOW may require any person entering or leaving the Data Center with any package document the contents of the said package.

16. All connections to and from Customer's equipment must be clearly labeled. Customers may use INFLOW's labeling code or choose to use their own code. All Customer labeling codes must be provided to INFLOW for purposes of configuration control.

17. Periodically, INFLOW will conduct routine scheduled maintenance of its Data Center and Data Center Services. INFLOW shall notify Customers a minimum of 15 calendar days in advance of said maintenance. Customer agrees to cooperate with INFLOW during the scheduled maintenance so that INFLOW minimizes Customer impact.

ACCESS AND SECURITY

18. Only those individuals specifically identified by Customer on the authorized personnel list maintained by INFLOW may access the Data Center.

19. Customer will notify INFLOW in writing of any change in Customer's representatives.

20. Customer representatives shall stay in the vicinity of their own equipment when in the INFLOW facility.

21. All visitors who do not have badges are required to sign the access log located in the NOC upon entry and exit.

22. "Tailgating" is prohibited. Tailgating is the act of following a badged individual into the Data Center without swiping the badge for access.

23. Customer shall not access the building roof, third floor electrical or communications closets, the Data. Center ceiling or floor without prior consent from INFLOW.

CONDUCT GUIDELINES

24. Customer and its representatives may not misuse or abuse any INFLOW property or equipment.

25. Customer and its representatives may not harass any individual including INFLOW personnel and representatives of other Customers of INFLOW.

26. Customer and its representatives may not engage in any activity that is in violation of the law or aid in criminal activity while on INFLOW property or in connection with the Data Center Services. Customer and its Representatives may not assist or permit any persons in engaging in any of the activities described above. If Customer becomes aware of any such activities, Customer will use best efforts to stop such activities immediately, including, if necessary, terminating Customer's user's access to Customer's online facilities.

27. Customer and its representatives may not infringe or misappropriate the intellectual property rights of others. This includes posting copyrighted materials without appropriate permission, using trademarks of others without appropriate permission or attribution, and posting or distributing trade secret information of others in violation of a duty of confidentiality.

28. Customer and its representatives may not violate the personal privacy rights of others. This includes collecting and distributing information about users without their permission, except as permitted by applicable law.

29. Customer and its representatives may not send, post or host harassing, abusive, libelous or obscene materials or take any similar actions.

30. Customer and its representatives may not intentionally omit, delete, forge or misrepresent transmission information, including headers, return addressing information and IP addresses or take any other actions intended to cloak Customer's or its users' identity or contact information.

31. If Customer becomes aware of any such activities, Customer will use best efforts to stop such activities immediately, including, if necessary, terminating Customer's user's access to Customer's online facilities.

MODIFICATION OF RULES AND REGULATIONS

INFLOW reserves the right to change these Rules and Regulations at any time. Customer is responsible for regularly reviewing these Rules and Regulations. Continued use of the Data Center Services following any such changes shall constitute the Customer's acceptance of such changes.

INFLOW reserves the right to deny access to anyone not adhering to the above rules and regulations.

                                    EXHIBIT E
                                    ---------

                               SERVICE CHANGE FORM



                 MODIFICATION OF DATA CENTER SERVICES AGREEMENT
                       AND SUMMARY OF DATA CENTER SERVICES




          The provisions of this Modification of Data Center Services Agreement and Summary of Data Center Services (this "Modification") are hereby added to and made part of the Data Center Services Agreement dated _____________ between InFlow, Inc., a Delaware corporation d/b/a InflowNet, Inc. ("INFLOW") and ____________________ , a _____________ corporation ("Customer"), as the same may have been modified prior to the date hereof (the "Existing Services Agreement"). In the event of any conflict of any of the terms set forth in the Existing Services Agreement and the terms set forth in this Addendum, including, without limitation, the Summary of Data Center Services, the terms set forth in this Addendum shall control. References in the Existing Services Agreement and in this Modification to the "Agreement" shall refer to the Existing Services Agreement as amended by this Modification.


SERVICE MODIFICATIONS


The Existing Services Agreement is amended to provide as follows:

 .    [Cabinet Space. The number of Customer Cabinets is [increased][decreased]
      -------------
     by ___, to a total of____ Customer Cabinets. The "Customer Area is amended to mean the cabinet location(s) in the Data Center numbered
     _________________ according to INFLOW's numbering scheme for the Data Center.]

 .    [Data. Center Services. The Data Center Services are further amended as set
      ---------------------
     forth below.]

         .

         .


 .    [Other Amendments. The Existing Services Agreement is further amended as
      ----------------
     set forth below.]

         .

         .


It is agreed that the term of the Existing Services Agreement will end on
____________.

SUMMARY OF DATA CENTER SERVICES


-----------------------------------------------------------------------------------------------------
     Services                                Quantity   Install   Status*   Install Fee   Usage Fee
                                                         Date                Per Unit      Per Unit

=====================================================================================================
S    l.a. Cabinet Space (19")                  TBD        TBD       TBD       $1,000       $1,000
p
a         Cabinet Space (23")                  TBD        TBD       TBD       $1,000       $1,100
c    ------------------------------------------------------------------------------------------------
e    1.b. Right of First Refusal               TBD        TBD       TBD         N/A         $200
=====================================================================================================
N C  2.a. Local Service                        TBD        TBD       TBD         TBD          TBD
e i  ------------------------------------------------------------------------------------------------
t r  2.b. Private Line(s)                      TBD        TBD       TBD         TBD          TBD
w c  ------------------------------------------------------------------------------------------------
o u  2.c. Internet Service(s)                  TBD        TBD       TBD         TBD          TBD
r i  ------------------------------------------------------------------------------------------------
k t  2.d. Modem/Phone Circuit(s)               TBD        TBD       TBD         $0           $50
  s  ------------------------------------------------------------------------------------------------
     2.e. Interconnection                      TBD        TBD       TBD         $0           TBD
     ------------------------------------------------------------------------------------------------
     2.f. Network Interface(s)                 TBD        TBD       TBD         TBD          TBD
=====================================================================================================
P C  3.a  A/C Power Circuit(s)--20A            TBD        TBD       TBD        $100          $15
o i  ------------------------------------------------------------------------------------------------
w r  3.b. B-Side A/C Power Circuit(s)--20A     TBD        TBD       TBD        $100          $30
e c  ------------------------------------------------------------------------------------------------
r u  3.c  D/C Power Circuit(s)--20A            TBD        TBD       TBD        $400          $20
  i  ------------------------------------------------------------------------------------------------
  t  3.d. B-Side D/C Power Circuit(s)--20A     TBD        TBD       TBD        $400          $40
  s  ------------------------------------------------------------------------------------------------
=====================================================================================================
T S  4.a. Application Monitoring               TBD        TBD       TBD         $35          $35
e u  ------------------------------------------------------------------------------------------------
c p  4.b. NT Server Monitoring                 TBD        TBD       TBD        $100          $55
h p  ------------------------------------------------------------------------------------------------
n o  4.c. UNIX Server Monitoring               TBD        TBD       TBD        $200          $65
i r  ------------------------------------------------------------------------------------------------
c t  4.d. Managed Firewall Service             TBD        TBD       TBD       $4,000.      $2,500
a    ------------------------------------------------------------------------------------------------
l    4.e. Technical Support (Tier I)           TBD        TBD       TBD         N/A         $100
-----------------------------------------------------------------------------------------------------

                          *Status: Completed or Pending



AGREED AND ACCEPTED AS OF_____________:


INFLOW:                                                       CUSTOMER:

InFlow, Inc., a Delaware corporation d/b/a InflowNet, Inc.    ___________________, a ___________ corporation


By: _____________________________________________________     By:____________________________________________
         (Authorized Signature)                                       (Authorized Signature)
Name:___________________________________________________      Name:__________________________________________

Title:__________________________________________________      Title:_________________________________________

Date:___________________________________________________      Date:__________________________________________